UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 8, 2006

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Technology Drive, Westborough Technology Park, Westborough, Massachusetts 01581

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 616-9468

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment No. 1 to Credit and Guaranty Agreement

On February 8, 2006, Xerium Technologies, Inc. entered into Amendment No. 1 (the “Amendment”) to the Credit and Guaranty Agreement, dated as of May 18, 2005 (the “Credit Agreement”), by and among Xerium Technologies, Inc., certain subsidiaries of Xerium Technologies, Inc., Citigroup Global Markets, Inc. and CIBC World Markets plc, as Joint Lead Arrangers and Lead Bookrunners, Citigroup Global Markets, Inc. and CIBC World Markets plc, as Syndication Agents, Citicorp North America, Inc., as Administrative Agent, Citicorp North America, Inc., as Collateral Agent, and the other lenders party thereto.

Subject to the other provisions of the Credit Agreement, the Amendment provides for the ability of Xerium Technologies, Inc. to make additional capital expenditures, in addition to those already permitted under the Credit Agreement, in 2006 in the aggregate amount of up to $8.4 million and in 2007 in the aggregate amount of up to $8.2 million, in each case solely to expand press felt production capacity in Brazil. In addition, the Amendment provides that such capital expenditures for the expansion of press felt production capacity in Brazil do not reduce “Pre-Dividend Free Cash Flow” (as such term is defined in the Credit Agreement). The Amendment also increases the applicable margin for US Dollar LIBOR term loans from 2.00% to 2.25%, amends the minimum interest coverage ratio for the fiscal quarters ending June 30, 2006, September 30, 2006 and March 31, 2007, and amends the maximum leverage ratio for the fiscal quarters ending March 31, 2006 through December 31, 2007.

Xerium Technologies, Inc. paid an amendment fee of $829,000 in connection with the Amendment.

The above description of the Amendment is qualified in its entirety by reference to the terms of the Amendment attached hereto as Exhibit 10.1.

The agents and certain lenders under the Amendment, and their affiliates, have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to Xerium Technologies, Inc. and have received, and may in the future receive, customary compensation from Xerium Technologies, Inc. in connection with these services.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 1, dated as of February 8, 2006, to Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: February 8, 2006	By:	/s/ Michael P. O’Donnell
		Name:	Michael P. O’Donnell
		Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amendment No. 1, dated as of February 8, 2006, to Credit Agreement.